Filed Pursuant to Rule 424(b)(3) and (c)
                                                           File Number 333-35079

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 30, 1998
                                       to
                       Prospectus Dated November 12, 1997

                         ATLANTIC PHARMACEUTICALS, INC.

                   1,500,000 PREVIOUSLY REGISTERED REDEEMABLE
            WARRANTS, EACH EXERCISABLE FOR ONE SHARE OF COMMON STOCK,
                   OFFERED BY CERTAIN SELLING SECURITYHOLDERS

             3,702,750 PREVIOUSLY REGISTERED SHARES OF COMMON STOCK

                        3,805,654 SHARES OF COMMON STOCK,
                   OFFERED BY CERTAIN SELLING SECURITYHOLDERS

     This Prospectus Supplement supplements our Prospectus dated November 12, 1997 and replaces in its entirety the prospectus supplement dated August 31, 1998 that was filed with the Securities and Exchange Commission on September 10, 1998. You should read this Prospectus Supplement in conjunction with the Prospectus, and this Supplement supersedes certain of the Selling Securityholder tables in the Prospectus. Capitalized terms used in this Prospectus Supplement have the meanings specified in the Prospectus.

                             SELLING SECURITYHOLDERS

     Listed below are, as of August 27, 1998, the number of shares of Common Stock beneficially owned by stockholders of the Company identified in the Prospectus as Selling Securityholders. Because the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Common Stock since the date on which the information regarding their shares of Common Stock was provided, we cannot estimate current or future ownership. The table of Selling Securityholders on page 18 of the Prospectus is hereby deleted in its entirety and supplemented with the following table:

                                                            COMMON STOCK
                                                            ------------
                                                         SHARES        SHARES
                                                      BENEFICIALLY    OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER               OWNED        HEREBY
-------------------------------------------               -----        ------

Joseph Stevens & Company, L.P. (1)                       330,000       330,000
Ronald J. DiCamillo                                        3,000         3,000
John Elges                                                 1,000         1,000
Lindsay A. Rosenwald, M.D. (2)                         1,133,458       788,951
H. Lawrence Shaw, M.D. (3)                                23,682        23,557
Sumner Burstein, Ph.D                                     11,250        11,250
William A. Ryan, Jr                                           48            48
Carl Spana, Ph.D                                           3,777         3,777
Paul Weisz, Ph.D                                           7,500         7,500
Eliot Barnathan, M.D                                       7,500         7,500
Alexander W. Clowes, M.D                                     750           750
Dwight Robinson, M.D                                         750           750
Paul Rys, Ph.D                                               750           750
David DeWitt, Ph.D                                           750           750
                                                       -----------------------
     TOTAL                                             1,524,215     1,179,583

------------------------

(1) Represents shares of Common Stock underlying the Underwriter's Warrants and the Underwriter's Redeemable Warrants, which are fully exercisable as of the date hereof. Joseph Stevens & Company, L.P. acted as the underwriter of the Unit Offering and is a greater than five percent stockholder of the Company.
(2) Includes 788,951 shares of Common Stock underlying a fully-exercisable option granted to Dr. Rosenwald. Dr. Rosenwald, a principal stockholder of the Company, is the President and sole stockholder of the Placement Agent and of VentureTek, L.P., a principal stockholder of the Company.

(3) Includes 23,557 shares of Common Stock underlying a fully-exercisable option granted to Dr. Shaw.

     The preceding table was prepared based upon information furnished to us by Continental Stock Transfer & Trust Company. From time to time, additional information concerning ownership of the shares of Common Stock may rest with certain holders thereof not named in the preceding table, with whom we believe we have no affiliation.

     The following table sets forth the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred beneficially owned by the stockholders identified in the Prospectus as Selling Securityholders, based upon the conversion rate as of the effective date of the Prospectus. At such time and until August 6, 1998, each share of Series A Preferred was convertible into 2.12 shares of Common Stock. We have registered the resale of the additional shares of Common Stock issuable upon conversion of the Series A Preferred resulting from the adjustment, effective August 7, 1998, in the conversion rate. See "Description of Securities--Series A Preferred Stock--Conversion." Because any or all of the shares of Common Stock listed below may be offered for sale pursuant to this Prospectus by the Selling Securityholders from time to time, and because the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Series A Preferred since the date on which the information regarding their Series A Preferred was provided, we cannot estimate the amounts of shares of Common Stock that will be held by the Selling Securityholders upon consummation of any such sales. The table of Selling Securityholders on pages 18 to 22 of the Prospectus is hereby deleted in its entirety and supplemented with the following table:

                                                             COMMON STOCK (4)
                                                             ----------------
                                                          SHARES         SHARES
                                                       BENEFICIALLY      OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                OWNED         HEREBY
-------------------------------------------                -----         ------

Mark Abel                                                   5,300          5,300
Ross D. Ain                                                 2,120          2,120
Sal and Lorraine Albanese                                   5,359          5,359
Leslie and Maria Anderson                                  10,600         10,600
Andrade Enterprises, LLC                                   21,200         21,200
Mario Aristizabal                                           5,397          5,397
Harriet E. Arneson                                          5,300          5,300
Austray Limited                                            42,400         42,400
Martin G. Ballweg                                          10,600         10,600
Bryan C. and Leah D. Barker                                 5,300          5,300
Ronald Baruch                                                 742            742
Sam & Katie Benrubi                                         5,300          5,300
Larry Bernstein                                             2,120          2,120
Blumen Partners                                             1,329          1,329
Lewis S. Broad                                             10,600         10,600
Betty Joan Burr                                             2,650          2,650
Henry Burr                                                  2,650          2,650
John Burr                                                   2,650          2,650
Cambrian Investments Limited Partnership                    5,300          5,300
Robert A. Cameron                                          10,600         10,600
Francis P. Cappione                                         1,329          1,329
Thomas L. Cassidy                                           2,650          2,650
Jacob T. Chachkes and Bette Chachkes,
  Trustees for Jacob T. Chachkes, M.D., P.C.,
  MPPP, Dated 11-1-85                                       5,300          5,300
Richard L. Childs                                           2,650          2,650
Moun-Shung Chi & Sue-Jame Chi,
  Co-Trustees, Chi Living Trust                            42,400         42,400
Claughton Company Inc.                                      5,300          5,300
CNCA SCT BRUNOY/acct BGP                                   53,000         53,000
Irwin J. Cohen, M.D                                         5,300          5,300
Max Cohen                                                   2,650          2,650

                                                             COMMON STOCK (4)
                                                             ----------------
                                                          SHARES         SHARES
                                                       BENEFICIALLY      OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                OWNED         HEREBY
-------------------------------------------                -----         ------

Concordia Partners L.P.                                    26,500         26,500
Robert J. Conrads                                           3,983          3,983
Bradley Cooper                                             10,600         10,600
Archibald Cox, Jr                                          27,398         27,398
Thomas H. Cruikshank                                       10,600         10,600
Alfred C. D'Alessandro                                      5,300          5,300
Michael and Mary Darling JTWROS                             5,300          5,300
Andrew Davilman & Nancy Davilman, JTWROS                    5,300          5,300
Tommy Lee Davis                                            21,200         21,200
Delaware Charter FBO R. Craig Fetz                         42,400         42,400
Chris P. Dialynas, as Trustee of the
  Chris and Sheri Dialynas Living Trust,
  Dated January 30, 1997                                   10,600         10,600
Dorothy Dulman                                             10,600         10,600
David Dworetzky                                             5,300          5,300
Edward Dworetzky                                           21,200         21,200
Robert & Evelyn Elliott Trust                               5,300          5,300
Richard C. & Mary Ann Fick Community Property               5,300          5,300
Denis Fortin                                                5,300          5,300
Lloyd A. Fox                                               10,600         10,600
Brian D. Frenzel                                            5,300          5,300
Benjamin & Sharyn Friedman                                  5,300          5,300
Merrit Brad Friedman                                        5,300          5,300
Craig S. Frolich                                            2,650          2,650
Gerald Frolich & Gloria A. Frolich JT Ten                   5,300          5,300
Robert J. Gall                                              5,300          5,300
A. Mark Gambee, M.D. and
  Karen D. Todd, M.D. J.T.-W.R.O.S                          5,300          5,300
Ofelia Anton Gomez                                          1,700          1,700
Michael J. Gordon                                             663            663
Robert P. Gordon                                            1,325          1,325
Philip Granowitz                                            5,300          5,300
Bernard Gross                                               1,066          1,066
Grossman Family Trust                                       5,300          5,300
Leonard Grunstein                                           2,323          2,323
Allison Gushe Molkenthin                                   10,282         10,282
Alan and Paula Halperin                                     5,300          5,300
Fridolf Hanson                                              4,240          4,240
Harrigan Family Trust                                       5,300          5,300
Thomas Scott Haydon & Thomas Welch Haydon                   5,300          5,300
Austin E. Hills                                             5,300          5,300
HM Singer & Co Employee Pension Trust,
  Howard M. Singer TTEE U/A/D/ 1/1/95                       5,300          5,300
Harry Huang and Adrienne Masters,
  Tenants by the Entirety                                   8,480          8,480
Hull Overseas, Ltd.                                        10,600         10,600
Gerald Johnston                                            10,600         10,600
Charles Jurgensmeyer                                       10,600         10,600
Joe Jurgensmeyer                                           10,600         10,600
Robert Jurgensmeyer                                        10,600         10,600
Virgil Jurgensmeyer                                        10,600         10,600
Patrick M. Kane                                             5,598          5,598

                                                             COMMON STOCK (4)
                                                             ----------------
                                                          SHARES         SHARES
                                                       BENEFICIALLY      OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                OWNED         HEREBY
-------------------------------------------                -----         ------

Amram Kass P.C. Defined Benefit Pension Plan                2,650          2,650
Ery W. & Helga L. Kehaya, JTWROS                           21,200         21,200
Kenbar Group, LP                                           31,800         31,800
Donald R. Kendall, Jr                                      10,600         10,600
John R. Kennedy                                             1,325          1,325
Shirley F. Kerbel                                           5,300          5,300
Keys Foundation                                            53,000         53,000
Robert Knox                                                 5,300          5,300
Gwen S. Korovin, M.D                                        5,300          5,300
Larkstone Inc.                                             21,200         21,200
Joseph Larosa                                               5,300          5,300
Laser Trading Ltd.                                          2,139          2,139
Stephen H. Lebovitz                                        10,600         10,600
Theodore Levine                                             5,300          5,300
Hyman Lezell Revocable Trust                               21,200         21,200
L.G. Foley Inc. Profit Sharing Plan                        10,600         10,600
Donna Lipman and Lawrence Lipman, Tenants in Common         5,300          5,300
Alfredo Livas                                               3,180          3,180
M&S Andrade Rev. Tr. For Comm. & Sep
  Property UA Dtd 10/19/78, as amended                      5,300          5,300
Jon S. Marks                                                5,300          5,300
William M. Marks                                            5,300          5,300
Masada I Limited Ptnrs                                      1,859          1,859
Kevin T. McManus, MD                                        1,329          1,329
Lindsay A. McManus                                          5,300          5,300
Mega International Corporation                              5,300          5,300
William H. Metzger MD Inc. Retirement Trust                 5,300          5,300
Maurice Meyer III                                           5,300          5,300
Michael C. Miles                                            5,300          5,300
Mike & Terry Miller                                         5,300          5,300
Moonlight International Ltd                                25,440         25,440
W. Kym Murphy                                               5,300          5,300
Arthur J. Nagle                                             5,300          5,300
Mechie Nebenzahl                                            2,120          2,120
John S. Osterweis, Trustee For The Osterweis
  Revocable Trust U/A Dated 09/13/93                        2,650          2,650
Palmetto Partners, Ltd.                                    10,648         10,648
Alan Paulenoff                                              5,300          5,300
Gregory P. & Christine K. Pellizzon                         5,300          5,300
Peter & Pamela Pellizzon                                    5,300          5,300
Nita E. Pepper and James G. Pepper, Co Trustees,
  Trust F/B/O Nita E. Pepper U/A
  Dtd 1/9/90                                               21,200         21,200
Dr. Tis Prager                                              7,950          7,950
Profutures Special Equities Fund, LP                       10,600         10,600
Alois Putre Jr                                              5,300          5,300
Raimundo J. Rodriguez P. and Anelies H. Huter de R          5,300          5,300
Marion Roffer                                              10,600         10,600
Robert W. Rohrlich                                          5,300          5,300
Michael Rosenbaum                                          10,600         10,600
Jonathan Rothschild                                         5,300          5,300

                                                             COMMON STOCK (4)
                                                             ----------------
                                                          SHARES         SHARES
                                                       BENEFICIALLY      OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                OWNED         HEREBY
-------------------------------------------                -----         ------

RSA Trust (DTD) 3/7/95 (Ralph E. Adams Jr.
  and Shirlee Yvonne Adams,
  Trustees for RSA Trust)                                   5,300          5,300
Alan T. Rubin                                              15,900         15,900
David W. Ruttenberg                                         5,300          5,300
Sagres Group Ltd.                                          16,198         16,198
Gordon S. Salter                                            5,300          5,300
Kaya K. Sarier                                              2,650          2,650
Barry A. Saunders                                           5,300          5,300
Jan A. Saunders                                             5,300          5,300
Robert Schlotterbeck & Barbara J. Schlotterbeck,
  TTEES U/A Dtd 12/22/89
  The Schlotterbeck Family Trust                            5,300          5,300
Robert L. Schuessler                                        5,300          5,300
Carl F. Schwartz                                            7,950          7,950
Roberto Segovia                                             5,300          5,300
Uri R. Shabto M.D., P.C                                     5,300          5,300
Gerald Shepps                                               5,300          5,300
Melvin Silon                                                5,300          5,300
Nathaniel Silon Revocable Living Trust Dtd 6/2/93          21,200         21,200
William & Elinor Silver                                     5,300          5,300
Ronald Simon                                                1,325          1,325
Harvey Slevin, TTEE U/A Dtd 4/25/90
   Harvey Slevin Revoc. Liv. Trust                          1,325          1,325
Hollis R. and Lucille B. Smith                              5,300          5,300
Philip Solomon                                              5,300          5,300
Sovereign Partners L.P.                                    21,200         21,200
Robert L. Spint Trustee For
  Robert L. Spint Trust UAD 10/19/89                        5,300          5,300
Stern Joint Venture, L.P.                                  15,900         15,900
Andrew Strassman                                            5,300          5,300
Joseph & Barbara Strassman                                 21,200         21,200
Richard Strassman                                           5,300          5,300
Robert Strassman                                            2,650          2,650
Burton M. Strauss, Jr                                       5,300          5,300
Michael and Pamela Sulewski                                 2,650          2,650
Sidney Sutter                                               3,701          3,701
The 1992 Houston Partnership, L.P.                         10,600         10,600
Tokenhouse Trading Company Limited                         14,199         14,199
Alyce P. Twomey                                             2,650          2,650
Union D'Etudes et D'Investissements                       106,000        106,000
Valori Associates, Inc.                                     2,650          2,650
Donald E. and Virginia V. Vinson Trust                      5,300          5,300
J. Vitols                                                  21,200         21,200
Mark & Sallie Lynn Walko                                    6,599          6,599
Saul Waring                                                 5,300          5,300
Paul H. Warren                                             10,600         10,600
Robert J. Whetten                                           7,950          7,950
Allen Whipple                                              31,800         31,800
John R. Wiencek                                             1,619          1,619
B. R. Williamson Jr                                        10,600         10,600
Robert B. Wolford IRA                                       5,300          5,300
Charles C. Young                                            3,975          3,975

                                                             COMMON STOCK (4)
                                                             ----------------
                                                          SHARES         SHARES
                                                       BENEFICIALLY      OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                OWNED         HEREBY
-------------------------------------------                -----         ------

Lindsay A. Rosenwald, M.D. (5)(6)                         100,004        100,004
Scott A. Katzman (5)(7)                                    35,529         35,529
Michael S. Weiss (5)(8)                                    14,885         14,885
Wayne L. Rubin (5)(7)                                      14,885         14,885
Credit Agricole (5)(9)                                     10,593         10,593
A. Joseph Rudick, Jr., M.D. (5)(10)                        10,540         10,540
Tim McInerney (5)(7)                                        9,484          9,484
Martin S. Kratchman (5)(7)                                  9,121          9,121
Richard Strassman (5)(7)                                    8,501          8,501
Karl Ruggeberg (5)(7)                                       8,102          8,102
David R. Walner (5)(7)                                      5,000          5,000
Bluestone Capital (5)(9)                                    4,370          4,370
Marc Florin (5)(7)                                          3,475          3,475
Joseph Edelman (5)(7)                                       3,276          3,276
Peter M. Kash (5)(7)                                        3,122          3,122
Joseph Fabiani, Jr. (5)(7)                                  2,648          2,648
Deborah Solomon (5)(7)                                      2,489          2,489
Lauren S. Fischer (5)(7)                                    1,135          1,135
John Knox (5)(7)                                            1,135          1,135
                                                        ------------------------

     TOTAL                                              1,827,279      1,827,279
------------------------

(4)  Represents  shares  of  Common  Stock  into  which  the  shares of Series A
     Preferred owned by such Selling Securityholder are convertible. This Registration Statement also covers any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Selling Securityholder's outstanding shares of Common Stock.
(5) Represents shares of Common Stock issuable upon conversion of Series A Preferred issuable upon exercise of the Placement Warrants. This Registration Statement also covers any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Selling Securityholder's outstanding shares of Common Stock.
(6) Lindsay A. Rosenwald, M.D., a principal stockholder of the Company, is the President and sole stockholder of Paramount Capital, Inc. ("Paramount"). VentureTek, L.P., a principal stockholder of the Company, is a limited partnership, the limited partners of which include Dr. Rosenwald's wife, children, sisters of Dr. Rosenwald's wife, and their husbands and children.
(7)  Securityholder is agent of Paramount.
(8) Michael S. Weiss, the Company's Secretary, is a Senior Managing Director of Paramount.
(9)  Securityholder acted as a Selected Dealer in the Private Placement.
(10) Dr. Rudick, an associate of the Placement Agent and Paramount Capital Investments, LLC, is a director of each of Channel Therapeutics, Inc. and Optex Ophthalmologics, Inc., each a wholly owned subsidiary of the Company.

     The preceding table was prepared based upon information furnished to us by Continental Stock Transfer & Trust Company. From time to time, additional information concerning ownership of the shares of Common Stock may rest with certain holders thereof not named in the preceding table, with whom we believe we have no affiliation.

     The following table sets forth the number of shares of Common Stock previously issued upon conversion of shares of Series A Preferred. Such shares of Common Stock are beneficially owned by stockholders of the Company identified in the Prospectus as Selling Securityholders. Because any or all of the shares of Common Stock listed below may be offered for sale pursuant to this Prospectus by the Selling Securityholders from time to time, and because the Selling
Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of Common Stock since the date on which the information regarding their shares of

Common Stock was provided, we cannot estimate the amounts of shares of Common Stock that will be held by the Selling Securityholders upon consummation of any such sales. The following table should be inserted immediately after the preceding table.

                                                              COMMON STOCK
                                                              ------------
                                                          SHARES         SHARES
                                                       BENEFICIALLY      OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                OWNED         HEREBY
-------------------------------------------                -----         ------

Leonard Adams II                                            2,656          2,656
The Alfred J. Anzalone Family Limited Partnership           2,650          2,650
Mario Aristizabal                                               2              2
Arterio, Inc.                                               9,600          9,600
Austost Anstalt Schaan                                     13,600         13,600
Michael A. Berlinger                                        2,488          2,488
Douglas M. Bern                                             1,988          1,988
The Bios Equity Fund                                        6,200          6,200
Devora Chasanoff                                            3,975          3,975
Concordia Partners                                            770            770
Robert J. Conrads                                               1              1
Cowen & Co. Cust. Ronald M. Lazar - IRA                     1,988          1,988
Cowen & Co. Cust. Elliot Fatoullah - IRA                    1,988          1,988
Cowen & Co. Cust. Ronald Fatoullah - Keogh                  1,988          1,988
Cowen & Co. Cust. John Gross - IRA                          3,975          3,975
Cowen & Co. Cust. Charles Re-Keogh
  Def. Contrib. Profit Sharing                              1,988          1,988
Cowen & Co. Cust. Andrew Grossman - IRA                     1,988          1,988
Cowen & Co. Cust. Roger Marks
  Keogh Profit Sharing Plan                                 1,988          1,988
Cowen & Co. Cust. Anthony G. Polak - IRA                    3,975          3,975
Cowen & Co. Cust. Jack Polak Keogh Plan                     3,975          3,975
Cowen & Co. Cust. Wolfe Model - IRA                         1,988          1,988
Archibald Cox, Jr                                               1              1
Credit Suisse Private Banking Geneva                      106,000        106,000
Elke R. De Ramirez                                          1,120          1,120
DLJ Cust. Smithson Ventures Money Purchase Pension Plan     7,800          7,800
D N B Fund Partners L.P.                                   13,250         13,250
Domaco Venture Capital Fund                                 4,004          4,004
Donaldson, Lufkin & Jenrette Securities Corp.
  Cust. FBO Richard B. Chanin - IRA                         3,300          3,300
J. William Doyle                                            2,650          2,650
S. Edmond Farber                                            3,975          3,975
Joseph Feshbach & Hilary Feshbach Jt. Ten                   2,650          2,650
Shelley Garfinkel                                           8,600          8,600
Barry Goldin & Barbara Goldin Jt. Ten                       3,975          3,975
Bruce C. Gomberg                                            1,988          1,988
Ofelia Anton Gomez                                              1              1
Michael J. Gordon                                               1              1
Robert P. Gordon                                                2              2
Joan Grillo                                                 1,988          1,988
Leonard Grunstein                                               1              1
Chaya Harari & Sherri Harari Jt .Ten                        1,988          1,988
Julian Herskowitz                                           1,325          1,325
Norton F. Hight                                             3,975          3,975
Randall W. Hight                                            3,975          3,975
Hull Overseas, Ltd.                                        10,600         10,600
Patrick M. Kane                                                 1              1
Amram Kass P.C. Defined Benefit Pension Plan                    2              2
Stanley Katz                                                2,650          2,650
Ronald Lazar & Barbara Lazar Jt. Ten                        1,988          1,988
Jerry Levine                                                3,975          3,975
Lowrie Management Ltd.                                      8,100          8,100
Harris R. L. Lydon, Jr                                      1,650          1,650
Selwyn Malisoff & Barbara Malisoff Jt. Ten                  1,325          1,325
William G. McCahey & Lisa Krivacka Jt. Ten                  4,300          4,300
Paul M. Millman                                             1,988          1,988
Drew Netter & Carin S. Netter Jt. Ten                       3,975          3,975
Bruce H. Paul                                               4,449          4,449

                                                              COMMON STOCK
                                                              ------------
                                                          SHARES         SHARES
                                                       BENEFICIALLY      OFFERED
NAME AND POSITION OF SELLING SECURITYHOLDER                OWNED         HEREBY
-------------------------------------------                -----         ------

William Peterson and Catherine Peterson Jt. Ten             3,300          3,300
Anthony G. Polak                                            3,975          3,975
Shulamit Reinharz                                           1,988          1,988
RL Capital Partners                                        11,925         11,925
Romajo Partners Limited Partnership                         2,650          2,650
Sagres Group Ltd.                                               1              1
Wayne Saker                                                 2,662          2,662
Robert Shapiro & Sandra Shapiro Jt. Ten                     1,988          1,988
J. F. Shea Co., Inc.                                       63,600         63,600
Andrew J. Siegel                                            4,000          4,000
Harvey Slevin, TTEE U/A Dtd 4/25/90
  Harvey Slevin Revoc. Liv. Trust                           1,325          1,325
Smith Barney, Inc. Cust. Lorraine C. Ecker - IRA            5,300          5,300
Murray Stadtmauer & Clare Stadtmauer Jt. Ten                3,975          3,975
Michele L. Tarica                                           3,975          3,975
UFH Endowment Limited                                      15,700         15,700
Lawrence Warner                                             2,650          2,650
John Randall Wear                                           2,650          2,650
Alfred C. Zuck                                              3,975          3,975
                                                          ----------------------

     TOTAL                                                945,018        945,018

     The preceding table was prepared based upon information furnished to us by Continental Stock Transfer & Trust Company. From time to time, additional information concerning ownership of the shares of Common Stock may rest with certain holders thereof not named in the preceding table, with whom we believe we have no affiliation.


                            DESCRIPTION OF SECURITIES

SERIES A PREFERRED STOCK

     Conversion. Pursuant to the Certificate of Designations of the Series A Preferred, on August 7, 1998, the conversion price of the Series A Preferred was adjusted from $4.72 per share to $3.06 per share. As a result, on such date the conversion rate of the Series A Preferred was adjusted such that each share of Series A Preferred converted after August 7, 1998 is convertible into 3.27 shares of Common Stock, whereas each share of Series A Preferred converted prior to August 7, 1998 was convertible into 2.12 shares of Common Stock.

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